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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2001

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                          ORBITAL SCIENCES CORPORATION


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
           DELAWARE                           0-18287                        06-1209561
   (State of incorporation)           (Commission File Number)       (I.R.S. Employer I.D. No.)
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                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                          (Address and telephone number
                         of principal executive offices)




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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

        On May 30, 2001, Orbital Sciences Corporation ("Orbital" or the "company") sold 12,350,000 common shares of its Canadian subsidiary, MacDonald, Dettwiler and Associates Ltd. ("MDA") to a group of Canadian investors that include CAI Capital Partners and Company II, L.P., British Columbia Investment Management Corporation and the Ontario Teachers' Pension Plan Board, raising gross proceeds of approximately $112 million. The transaction price was negotiated between Orbital and the purchasers. As a result of the transaction, Orbital currently owns 5,650,000 common shares, or approximately 16% of MDA's outstanding equity. Certain of the purchasers have an option through June 30, 2001 to acquire all or a portion of Orbital's remaining MDA shares.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        The company intends to file pro forma financial information required pursuant to Article 11 of Regulation S-X no later than July 30, 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ORBITAL SCIENCES CORPORATION


Date:  June 11, 2001                By      :/s/ Hollis Thompson
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                                            Hollis Thompson
                                            Vice President and Controller

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